CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated June 20, 2016, appearing in the Annual Report of Western Industries Retirement Savings Plan on Form 11-K for the year ended December 31, 2015, in the Registration Statements of Rollins, Inc. on Form S-8 (File No. 333-143693 effective date June 13, 2007).

/s/ Windham Brannon, P.C.

Atlanta, Georgia

June 20, 2016

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